Exhibit 99.01

H/Cell Energy Reports FY2017 Third Quarter Results

Flemington, NJ, November 9, 2017 (GLOBE NEWSWIRE) — H/Cell Energy Corporation (OTCQB-HCCC) (“HCCC”), a company that designs and implements clean energy solutions featuring hydrogen energy systems has announced financial results for its third fiscal quarter ended September 30, 2017.

For the three months ended September 30, 2017, HCCC generated revenue of $1,338,571 and a net loss of $52,446 or ($0.01) in earnings per share, fully diluted. For the nine months ended September 30, 2017, HCCC generated revenue of $5,136,074 and net income of $98,912 or $0.01 in earnings per share, fully diluted.

Andrew Hidalgo, CEO of HCCC, commented, “We are pleased to be profitable year-to-date through nine months. We experienced some project completion delays in the third quarter, however, our Australian operation was profitable and they are positioned nicely for the fourth quarter with approximately $962,000 of backlog yet to be invoiced. In addition, we have $5.9 million in active bids. From a balance sheet perspective, HCCC is healthy with over $400,000 in cash and assets of approximately $1.4 million. We look forward to a strong finish for FY2017.”

About H/Cell Energy Corporation:

H/Cell Energy Corporation is a systems integrator that focuses on the design and implementation of clean energy solutions including solar, battery technology and hydrogen energy systems. In addition, through its Pride Group subsidiary based in Australia, HCCC also provides security systems integration. HCCC serves the residential, commercial and government sectors. Please visit our website at www.hcellenergy.com for more information.

Forward Looking Statements:

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on current expectations and actual results could differ materially. H/Cell Energy Corporation does not undertake an obligation to update or revise any forward-looking statement. The information set forth herein speaks only as of the date hereof.

H/Cell Energy Corporation

Investor Relations

908-837-9097 x-2

H/CELL ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$421,071	$537,867
Accounts receivable (net retention)	817,657	650,886
Prepaid expenses	13,675	14,168
Costs and earnings in excess of billings	15,641	91,904
Total current assets	1,268,044	1,294,825

Property and equipment, net	104,764	99,816
Security deposits and other non-current assets	8,583	8,497

Total assets	$1,381,391	$1,403,138

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$536,340	$661,237
Management fees payable – related party	47,000	52,000
Billings in excess of costs and earnings	87,736	83,538
Sales tax payable	58,739	114,085
Total current labilities	729,815	910,860

Commitments and contingencies

Stockholders’ equity
Common Stock - $0.0001 par value; 25,000,000 shares authorized; 7,041,579 and 3,131,579 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	704	313
Preferred Stock - $0.0001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Additional paid-in capital	1,319,072	1,283,422
Accumulated deficit	(641,739)	(740,651)
Accumulated other comprehensive loss	(26,461)	(50,806)
Total stockholders’ equity	651,576	492,278

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,381,391	$1,403,138

H/CELL ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS – OTHER COMPREHENSIVE INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
		(As restated)		(As restated)
Revenue
Construction income	$1,292,905	$1,284,362	$5,050,155	$4,031,845
Related party	45,666	-	85,919	1,500

Total revenue	1,338,571	1,284,362	5,136,074	4,033,345

Cost of goods sold
Direct costs	870,369	891,876	3,432,098	2,796,861
Direct costs – related party	37,304	-	87,649	1,500

Total cost of goods sold	907,673	891,876	3,519,747	2,798,361

Gross profit	430,898	392,486	1,616,327	1,234,984

Operating expenses
Research and development	-	-	-	2,000
General and administrative expenses	437,344	347,194	1,379,415	1,790,700
Management fees – related party	46,000	34,000	138,000	102,000

Total operating expenses	483,344	381,194	1,517,415	1,894,700

Income (Loss) from operations	(52,446)	11,292	98,912	(659,716)

Net income (loss)	$(52,446)	$11,292	$98,912	$(659,716)

Other comprehensive income (loss), net

Foreign currency translation adjustment	5,928	127,487	24,345	181,863

Comprehensive income (loss)	$(46,518)	$138,779	$123,257	$(477,853)

Earnings (Loss) per share
Basic	$(0.01)	$0.00	$0.02	$(0.24)
Diluted	$(0.01)	$0.00	$0.01	$(0.24)
Weighted average common shares outstanding
Basic	7,084,436	3,131,579	6,601,873	2,760,170
Diluted	7,962,049	3,131,579	7,472,520	2,760,170